                                                                    EXHIBIT 3.15

                    THE GOODYEAR TIRE & RUBBER EXPORT COMPANY
                          CERTIFICATE OF INCORPORATION

            FIRST: The name of this corporation is THE GOODYEAR TIRE & RUBBER EXPORT COMPANY.

            SECOND: The location of its principal office in the State of Delaware is No. 7 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its resident agent is the CORPORATION TRUST COMPANY OF AMERICA, and the address of said agent is No. 7 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware.

            THIRD: The objects and purposes for which and for any of which this corporation is formed are, to do any or all of the things herein set forth to the same extent as natural persons might or could do, viz:

            To engage solely in export trade as the term export trade is defined in the Act of Congress approved April 10, 1918, entitled "An Act to Promote Export Trade and for Other Purposes," commonly known as the "Webb Act", namely, "Trade or commerce in goods, wares, or merchandise exported or in the course of being exported from the United States or any Territories thereof to any foreign nation," and as defined in any and all Acts of Congress amendatory of or supplementary to said Webb Act, and, in connection with such trade, to do any and all things necessary and incidental thereto, including the following, provided that this corporation shall not have power to do any act or thing because of the doing of which it would be deemed to be engaging in business other than export trade as defined by the said Webb Act and any and all acts amendatory thereof or supplementary thereto:

            To buy and sell for its own account merchandise of every kind and nature, for exportation, and to export the same, from the United States to all foreign countries.

            To buy and sell merchandise of every kind and nature for exportation, and to export the same, from the United States to all foreign countries, for the account of others, and incidental thereto to make advances on consignments of such merchandise, or to hypothecate the same.

            To act commercially and generally as agent for other corporations, partnerships, associations and individuals, to the extent permitted by the corporation laws of Delaware hereinafter referred to.

            To charter, purchase or otherwise acquire any interests in vessels, both for the account of itself, and for the account of others, for the carrying of freight or passengers between the United States any foreign country and between any foreign countries; and to operate such vessels.

            To appoint agents and representatives in all parts of the world for the purpose of carrying on any and all of the objects of this corporation.

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            To acquire by purchase, subscription or otherwise, to invest in, hold for investment or otherwise, and to sell, exchange, mortgage, pledge, or otherwise dispose of, either the whole or any part of the shares of stock, bonds and other evidences of indebtedness, obligations and contracts of any corporation, public, quasi-public or private domestic or foreign, and all trust or other certificates of, or receipts evidencing, interest in any such securities; to issue in exchange therefor its own stock, bonds and other obligations, and while owner of any such stocks, bonds and other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

            To aid, by loan, subsidy, guaranty, or in any other manner whatsoever, any corporation whose stocks, bonds, securities, or other obligations are in any manner held or guaranteed, and to do any and all other acts or things toward the preservation, protection, improvement or enhancement in value, of any such stocks, bonds, securities or other obligations, and to do all and any such acts or things designed to accomplish any such purpose.

            To acquire the good will, rights, property and franchises of any person, firm, association or corporation, and to pay for the same in cash or bonds of this corporation, or otherwise, and to hold or in any manner dispose of the whole or any part of the property so acquired.

            To borrow money and issue bonds, debentures or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

            To have one or more offices, to carry on any or all of its operations and business, and without restriction or limit as to amount to purchase or otherwise to acquire, hold, own, mortgage, sell, convey, or otherwise dispose of, real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States and in any and all foreign countries, subject to the laws of such State, Territory, Colony or Country.

            To do any and all things necessary in order to realize the purposes herein set forth, and, in general, to carry on any other business in connection with the foregoing and to have and to exercise all the powers conferred by the corporation laws of Delaware hereinafter referred to.

            The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

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            FOURTH: The total authorized capital stock of this corporation is
Ten Thousand Dollars ($10,000), divided into one hundred (100) shares of the par value of One Hundred Dollars ($100) each.

            The amount of the capital stock with which this corporation will commence business is the sum of One Thousand Dollars ($1,000), being ten (ten) shares of the par value of One Hundred Dollars ($100) each.

            FIFTH: The name and place of residence of each of the original subscribers to the capital stock are as follows:

  Name           Residence         No. of Shares
-----------  --------------------  -------------
T L Croteau  Wilmington, Delaware       8
M A Bruce    Wilmington, Delaware       1
C H Blaske   Wilmington, Delaware       1

            SIXTH: This corporation is to have perpetual existence.

            SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

            EIGHTH: In so far as the same is not contrary to the laws of Delaware, no contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of any such other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to or interested in such contract, act or transaction or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested. Directors so interested shall be counted when present at directors, meetings for the purpose of determining the existence of a quorum and may vote at such meetings as fully and with the same effect as if not so interested.

            NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make and alter the by-laws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

            From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulation, the accounts and books of this corporation, (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

            If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any and all of the powers of the board of directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

            Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of at least a majority of the holders of the voting stock issues and outstanding, the board of directors shall have power and authority at any meetings to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

            This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

            Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the state of Delaware and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the board of directors.

            TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or here-after prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and accordingly have hereunto set our hands and seals this 16th day of January, A.D. 1922.

            In the presence of:

Herbert E. Latter  /s/ T. L. Croteau (Seal)

                   /s/ M. A. Bruce (Seal)

                   /s/ C. H. Blaske (Seal)

STATE OF DELAWARE          :

                               SS

COUNTY OF NEW CASTLE       :

            BE IT REMEMBERED that on this 16th day of January, A D 1922, personally came before me, Herbert E. Latter, a Notary Public for the State of Delaware, T L Croteau, M A Bruce and C H Blaske, parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

                                                  /s/ Herbert E. Latter

                                                  Notary Public.

               Herbert E. Latter
                 Notary Public
            Appointed Feb. 25, 1921
               State of Delaware
                Term Two Years

                                                                   Exhibit 3.15
                                                                    (continued)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                    * * * * *

                  THE GOODYEAR TIRE & RUBBER EXPORT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

                  RESOLVED, that in the judgment of the Board of Directors of The Goodyear Tire & Rubber Export Company, it is deemed desirable to amend the Certificate of Incorporation of the Company; and

                  FURTHER RESOLVED, that the Certification of Incorporation of The Goodyear Tire & Rubber Export Company be amended by amending Article FIRST thereof so that it shall, as amended, read in its entirety as follows:

                  "FIRST:       The name of this corporation is GOODYEAR

                           INTERNATIONAL CORPORATION"; and

                  FURTHER RESOLVED, that the Certificate of Incorporation of The Goodyear Tire & Rubber Export Company be amended by amending Article THIRD thereof so that it shall, as amended, read in its entirety as follows:

                  "THIRD: The nature of the business of the corporation or objects or purposes to be transacted, promoted or carried on by it are to engage in trade or business in any country or countries in the world, and in connection with such trade or business to do any and all things necessary and incidental thereto, including but not limited to the following:

                           To buy, sell, process, use, export, import, trade in, deal with, and turn to account goods, wares and merchandise or other personal property of every kind, class and description for its own account or for the account or for the account of others, and incidental thereto to make advances on consignment of such merchandise or to hypothecate the same;

                           To act commercially and generally as agent for other corporations, partnerships, associations, and individuals to the extent permitted by the corporation laws of Delaware under which the corporation is organized;

                           To charter, purchase or otherwise acquire any interests in vessels, both for the account of itself and for the account of others, for the carrying of freight and passengers between the United States and any foreign country and between any foreign countries, and to operate such vessels;

                           To appoint agents and representatives in all parts of the world for the purpose of carrying on any and all of the objects of this corporation;

                           To acquire by purchase, subscription or otherwise, to invest in, hold for investment or otherwise, and to sell, exchange, mortgage, pledge, or otherwise dispose of either the whole or any part of the shares of stock, bonds and other evidences of indebtedness, obligations and contracts of any corporation, public, quasi-public or private, domestic or foreign, and all trust or other certificates of, or receipts evidencing interest in any such securities; to issue and exchange therefor its own stocks, bonds and other obligations, and while owner of any such stocks, bonds and other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes;

                           To aid, by loan, subsidy, guaranty, or in any other manner whatsoever, any corporation whose stocks, bonds, securities or other obligations are in any manner held or guaranteed, and to do any and all other acts or things toward the preservation, protection, improvement or enhancement in value, of any such stocks, bonds, securities or other obligations, and to do all and any






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
                           such acts or things designed to accomplish any such purpose;

                           To acquire the good will, rights, property and franchises of any person, firm, association or corporation, and to pay for the same in cash or bonds of this corporation, or otherwise, and to hold or in any manner dispose of the whole or any part of the property so acquired;

                           To acquire by purchase, lease or otherwise and to hold, use, sell, lease or otherwise dispose of, such real estate, leaseholds, and other interests in real estate or personal property of every kind, within or without the State of Delaware, as may be necessary, useful, convenient or incidental in connection with the business of the corporation;

                           To enter into, make, and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or Government;

                           To have one or more offices and to carry on all or any of its operations and business in any of the States and Territories of the United States or in the District of Columbia and in any and all foreign countries, subject to the laws of such state, territory, district or country;

                           To secure, register, purchase, lease, license, or otherwise acquire, and to hold, own, use, operate, develop, improve, introduce, grant licenses in respect of, sell, assign, and otherwise dispose of and turn to account, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, devices, improvements, formulas, concessions, processors, secret or otherwise, copyrights, trade-marks, trade names and rights analogous thereto granted by, recognized or otherwise existing under the laws of the United States or any foreign country;

                           To borrow money or otherwise use its credit for its corporation purposes, with or without security;

                           To lend money or credit, with or without security, and to guarantee and become surety for payment of money and the performance of contracts or obligations of any and







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

                           all kinds, provided it shall not carry on the business of any indemnity or surety company;

                           In general, to do any or all of the things herein set forth and to carry on any other lawful business and perform any other lawful acts as principal, factor, agent, broker, contractor, trustee or otherwise to the same extent as natural persons might or could do, and to have and to exercise all the powers now or hereafter conferred upon corporations by the laws of the State of Delaware under which the corporation is organized.

                           The enumeration herein of the objects and purposes of the corporation shall be construed as setting forth powers as well as objects and purposes and shall not be construed to limit or restrict in any manner the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature."

                  SECOND: That thereafter, pursuant to the aforesaid resolution of its Board of Directors, the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of the General Corporation Law of Delaware, and filed with the corporation on the 11th day of February, 1957.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 226 of the General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, said The Goodyear Tire & Rubber Export Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by F E H Leroy, its Vice President, and G F Clayton, its Assistant Secretary, this 12th day of February, 1957.

                                      THE GOODYEAR TIRE & RUBBER EXPORT COMPANY



                                      By:       /s/ F.E.H. Leroy
                                          -------------------------------------
                                                   Vice President



                                      By:      /s/ G.F. Clayton
                                          -------------------------------------
                                                Assistant Secretary

STATE OF OHIO              )
                           ) ss.
COUNTY OF SUMMIT)          )

                  BE IT REMEMBERED that on this 12th day of February, 1957, personally came before me, Evelyn Firestone, a Notary Public in and for the County and State aforesaid, P E H Leroy, Vice President of The Goodyear Tire & Rubber Export Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said P E H Leroy, as such Vice President, duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Assistant Secretary of said corporation to said foregoing Certificate are in the handwriting of the said Vice President and Assistant Secretary of said corporation respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                         --------------------------------------
                                                       Notary Public






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